UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 23, 2015

REGIONS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 FIFTH AVENUE NORTH
BIRMINGHAM, ALABAMA 35203
(Address, including zip code, of principal executive office)
Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    As described in Item 5.07 below, Regions Financial Corporation ("Regions" or the "Company") held its 2015 annual meeting of stockholders (the "Annual Meeting") on April 23, 2015. At the Annual Meeting, the Company's stockholders approved the Regions Financial Corporation 2015 Long Term Incentive Plan (the "2015 LTIP"). The 2015 LTIP was previously approved by the Board of Directors of Regions, subject to stockholder approval. The 2015 LTIP replaces the Regions Financial Corporation 2010 Long Term Incentive Plan (the "2010 LTIP"). Upon stockholder approval of the 2015 LTIP, the 2010 LTIP was closed to further grants and the shares still available for grant under the 2010 LTIP will not be available for grant under the 2015 LTIP. The 2015 LTIP will be administered by the Compensation Committee of the Board of Directors.

The 2015 LTIP generally provides for the granting to Regions' officers, including executive officers, key employees and non-employee Directors of non-qualified stock options, incentive stock options, stock appreciation rights and shares of stock designated as restricted stock, restricted stock units or share-indexed dollar equivalents in the form of performance shares or performance units, and other equity and/or cash based awards. The number of shares of Regions common stock, par value $.01 per share, authorized for issuance through the 2015 LTIP is sixty million common share equivalents.

The above description of the 2015 LTIP does not purport to be complete and is qualified in its entirety by reference to the plan document which is included as Appendix B to Regions' Proxy Statement dated March 10, 2015 and filed with the Securities and Exchange Commission on March 10, 2015 and which Appendix B is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At Regions' Annual Meeting held on April 23, 2015, the stockholders reelected Regions’ 12 incumbent Directors standing for election, ratified the selection of Ernst & Young LLP as Regions’ independent registered public accounting firm for the 2015 fiscal year, approved executive compensation, and approved the 2015 LTIP.
The following is a summary of the voting proposals for each matter presented to our stockholders:
1. An election of 12 Directors was held and the shares were voted as follows for the election of each of the following:

	For	Against	Abstain	Broker Non-Votes
George W. Bryan	920,243,927	20,454,244	1,637,616	189,128,270
Carolyn H. Byrd	930,377,242	10,388,149	1,570,396	189,128,270
David J. Cooper, Sr.	914,636,640	26,076,711	1,622,436	189,128,270
Don DeFosset	925,315,386	15,363,586	1,656,815	189,128,270
Eric C. Fast	935,814,539	4,850,448	1,670,800	189,128,270
O. B. Grayson Hall, Jr.	892,608,178	39,258,220	10,469,389	189,128,270
John D. Johns	916,066,503	24,620,841	1,648,443	189,128,270
Ruth Ann Marshall	920,031,783	20,672,660	1,631,344	189,128,270
Susan W. Matlock	921,310,518	19,392,657	1,632,612	189,128,270
John E. Maupin, Jr.	915,152,618	25,528,231	1,654,938	189,128,270
Charles D. McCrary	770,658,070	170,064,005	1,613,712	189,128,270
Lee J. Styslinger III	922,688,298	17,997,479	1,650,010	189,128,270

2. Regions' proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2015 fiscal year was submitted to the stockholders at the meeting. The full text of the proposal is included in the Proxy Statement dated March 10, 2015. The vote with respect to this proposal was:

For	Against	Abstain	Broker Non-Votes
1,115,003,585	14,743,645	1,716,827	0

3. Nonbinding stockholder approval of executive compensation was submitted to the stockholders at the meeting. The full text of the proposal is included in the Proxy Statement dated March 10, 2015. The vote with respect to this proposal was:

For	Against	Abstain	Broker Non-Votes
900,935,483	36,928,083	4,472,221	189,128,270

4. Regions' proposal to approve the Regions Financial Corporation 2015 Long Term Incentive Plan was submitted to the stockholders at the meeting. The full text of the proposal is included in the Proxy Statement dated March 10, 2015. The vote with respect to this proposal was:

For	Against	Abstain	Broker Non-Votes
895,013,957	43,748,319	3,573,511	189,128,270

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

10.1    Regions Financial Corporation 2015 Long Term Incentive Plan, incorporated by reference to Appendix B to Regions Financial Corporation's Proxy Statement dated March 10, 2015 and filed with the Securities and Exchange Commission on March 10, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ Fournier J. Gale, III
Name:	Fournier J. Gale, III
Title:	Senior Executive Vice President,
General Counsel and Corporate
Secretary
Date: April 28, 2015